Exhibit 23.2

                         [LETTERHEAD OF M&K CPAS, PLLC]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A, Amendment No. 1, of our report dated July 13, 2011 of Penola Inc. (An Exploration Stage Company) relating to the financial statements as of February 28, 2011, and the reference to our firm under the caption "Experts" in the Registration Statement.


/s/ M&K CPAS, PLLC
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www.mkacpas.com
Houston, Texas

September 23, 2011